SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 25, 2011
THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)
(Registrant's telephone number, including area code)
213-613-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Thomas Properties Group, Inc.’s (the “Company”) 2011 Annual Meeting of its Stockholders was held on May 25, 2011 in Los Angeles, California. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

1. Election of Directors:	For	Withheld	Non-Votes
James A. Thomas	37,352,572	747,657	7,126,578
R. Bruce Andrews	37,343,951	756,278	7,126,578
Edward D. Fox	37,373,012	727,217	7,126,578
John L. Goolsby	37,426,310	673,919	7,126,578
Winston H. Hickox	37,641,191	459,038	7,126,578
Randall L. Scott	37,447,165	653,064	7,126,578
John R. Sischo	37,713,961	386,268	7,126,578
All of the nominees for director were elected to serve for a term expiring following the Company's 2012 Annual Meeting of its Stockholders or until their successors are elected and qualified.

	For	Against	Abstentions	Non-Votes
2. Approval of the advisory vote on executive compensation	25,387,698	196,191	203,009	7,126,578
The proposal was approved, on a non-binding advisory basis.

	One Year	Two Years	Three Years	Abstentions	Non-Votes
3. Advisory vote on the frequency of votes on executive compensation	11,824,157	2,173,735	11,629,732	159,274	7,126,578
The proposal to hold advisory votes every year was selected by our stockholders, on a non-binding advisory basis.

	For	Against	Abstentions
4. Ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2011	32,909,553	—	3,923
The stockholders approved this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ DIANA M. LAING
Diana M. Laing
Chief Financial Officer

Date: May 27, 2011